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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 11, 1996 with respect to the consolidated financial statements of Symons Corporation included in the Current Report on Form 8-K dated September 29, 1997 filed with the Securities and Exchange Commission by Dayton Superior Corporation.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-25155, 333-28059, 333-28057, and 333-28061) of Dayton
Superior Corporation of our report dated October 11, 1996 with respect to the consolidated financial statements of Symons Corporation included in the Current Report on Form 8-K dated September 29, 1997 filed with the Securities and Exchange Commission by Dayton Superior Corporation.

                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                        Ernst & Young LLP

Chicago, Illinois
October 8, 1997